Exhibit 10.5

Lease Agreement

Contract No.: BD2016[0038]

This lease agreement is made in Suzhou Industrial Park on 10th (day) April (month) 2016(year) between the following parties:

Landlord: Suzhou Industrial Park Biotech Development Co., Ltd

a company established under the laws of the People’s Republic of China and having its office at 5F, North Block, A1 Building, 218 Xinghu Street, Suzhou Industrial Park, China, 215123 (hereinafter referred as “Party A”)

Tenant:BeiGene (Suzhou)Co.,Ltd (company name)

a company established under the laws of the People’s Republic of China and having its office at  9 Building, 218 Sangtian Street, Suzhou Industrial Park, China, 215123 (hereinafter referred as “Party B”)

Hereinafter the two parties are collectively referred to as the “Parties”.

After friendly consultation and negotiation, both Parties agree to sign this Lease Agreement on the fact the Landlord leases and the Tenant rents the premises in BioBAY Sangtian Island 9 building for research and manufacture use as below in accordance of PRC Contract Law and related regulations.

1. Lease of Premises

1.1                       The premises refers to the place having its address at Suite of 9 Building of BioBAY Sangtian Island, containing a build-up area of 9355 square meters. See Attachment 1 of layout of the premises.

1.2                       The build-up area in this clause is subject to final survey by the Authorities in SIP.

1.3                       The premises shall only be used for research and manufacture use. The tenant shall not vary the use of the premises unless obtain the prior written consent of the Landlord.

1.4                       The Landlord has already notified the Tenant that the premises is only for research and manufacture use,and shall not guarantee any other special uses of the premises. The Tenant hereby confirms that there is no further requirement to the environment and agrees not to raise any requirement or to terminate this Agreement during the Lease Term upon this.

1.5                       Tenant shall obtain all the permission, license or other related permit by its own to start operation in the premises.

1.6                       See Attachment 3 of the fitting out and utility status in the premises. Unless otherwise be agreed by both parties, this Attachment 3 shall be the standard of original state of the premises from Landlord to Tenant upon commence of the Lease and Tenant to Landlord upon termination of this Lease.

2. Payment of Rent, Service Charge and other fee

2.1                       The amount and payment schedule of rent and service charge of the premises are listed in Attachment 2.

2.2                       The rent and service charge of the premises is calculated on the build-up area listed in Clause 1.1 of this Lease.

2.3                       Landlord or the Property Management Enterprises appointed by Landlord has the rights to adjust the Service Charge of the premises according to the change of exact cost of managing the building during the Lease Term. However, the Service Charge shall remain unchanged for the first three years and the increasing range thereafter shall not exceed 5% of previous yearly Service Charge.

2.4                       Rent and Service Charge shall be payable without advanced notice from the Landlord. Tenant shall make the first payment of rent and service charge upon signing this Lease. See Attachment 2 of the first payment of rent and service charge.

2.5                       Tenant shall pay rent and service charge of the current month on or before the first day of the month according to this Lease, except for the first payment of rent and service charge.

2.6                       If any of the payment day falls on a Non-Working Day, the Tenant shall be liable to pay the relevant rent and service charge due on such date only on the first Working Day immediately following such date. The Working Day in the Clause refers the day when Bank of China is open for business.

2.7                       Landlord shall be liable to provide Invoice to Tenant within fifteen days after the whole amount of rent and service charge is received.

2.8                       The Tenant shall pay all the public service bills including but not limited to water, electricity. (hereinafter referred to as “Other Fees”) according to the independent meters of the premises and/or the bills from public utilities provided by the Tenant. The Tenant shall pay Other Fees according to the payment method and payment schedule listed on the notice issued by the Landlord or the Property Management Enterprises appointed by Landlord when receiving the reading of independent meters or bills. It shall be considered as breach of this Agreement if the Tenant fails to do so.

2.9                       The Tenant shall pay the rent, Security Deposit and Fitting Out Deposit to the following account of Landlord:

Name of Account: Suzhou Industrial Park Biotech Development Co., Ltd

Account No.: 1055 1101 0400 11339

Name of Bank: Agricultural Bank of China SIP Technology Branch

2.10                The Tenant shall pay service charge and Other Fees to the following account of Landlord or the Property Management Enterprises appointed by Landlord.

Name of Account: Savills

Account No.: 5511 0104 0005 729

Name of Bank: Agricultural Bank of China SIP Technology Branch

2.11                Other fees or taxes which arise from using of the premises shall be borne according to the laws and regulations.

2.12                During the Lease Term, where Party B and Party B’s employees or visitors need to park their motor vehicles in the parking lots of BioBAY Sangtian Island, Party B shall comply with Party A’s charge rules for parking which may be amended from time to time, and shall pay the charges timely as required by Party A.

3. Lease Term and Hand over issue

3.1                       See Attachment 2 and Attachment 3 of Lease term and hand over date.

3.2                       Tenant shall conduct hand over procedure and pay related fees at the property management office of the building on the hand over date. Landlord or its appointed property management company shall hand over the premises to the Tenant, and the Landlord’s obligation to hand over the premises shall be considered fully fulfilled upon signing of the hand over form by both Parties. Where Party B fails to conduct hand over procedure in accordance with this Article, or Party B refuses to hand over the premises without justifiable reasons, the premises shall be considered to be handed over to Party B on the hand over date successfully.

3.3                       If the Tenant fails to conduct the hand over procedure at the property management office after fifteen days from the hand over date, the Landlord shall be entitled to early terminate this Agreement and forfeit the Security Deposit.

3.4                       Upon signing this Lease, Tenant has already known that the premises fail to comply with the hand over standard. If the premises still fail to comply with the hand over standard when it comes to the hand over date, the hand over date will be extended accordingly, and Landlord is not liable for such breach of contract.

3.5                       The Landlord has the rights to take back the premises upon termination of this Agreement and the Tenant shall hand over the premises to the Landlord in accordance with related Clauses.

3.6                       The Tenant has the priority to renew the Lease of the premises. However, the Tenant shall serve written notice to Landlord in order to extend the Lease Term at least three (3) months before the expiration of the Lease Term. The Landlord may discuss and coordinate with the Tenant on the renewal of the Lease after receiving the written notice. In line with the principle of good faith, based on the Rent herein and with reference to the then market conditions, both Parties shall negotiate on the Rent and Lease Term of the renewal lease based on the Rent of this Lease through friendly consultation and sign renewal lease at least two (2) months before the expiration of the Lease Term. If no renewal of the Lease is reached two months before the expiration date of this Agreement, the Landlord shall be entitled to rent out the premises to other parties upon the expiration date.

4. Security Deposit

4.1                       Security Deposit is the deposit placed by the Tenant as security for the due performance of the Tenant’s obligations.

4.2                       Security Deposit hereunder shall be equal to the amount of rents of three months, see Attachment 2 for specific total amount of Security Deposit. The Tenant shall place all the Security Deposit upon signing this Agreement. The Landlord shall not pay the interest of the Security Deposit during the whole Lease.

4.3                       Without prejudice to Party A’s rights, the Landlord shall return the Security Deposit (without interest) within thirty (30) days from the day that Tenant payoff all due amount and hand over the premises to the Landlord according to this Agreement.

4.4                       The Security Deposit shall be maintained full amount throughout the Lease Term.  Under the circumstance that the Tenant breaches this Agreement, the Landlord shall issue a written notice to the Tenant. If the Tenant refuses to amend, the Landlord shall be entitled to deduct the Security Deposit to compensate all losses including but not limit to due Rent, Service Charge and other Fees. In such case, the Tenant shall make up the amount of deducted Security Deposit and pay it to the Landlord upon the Landlord’s notice. Otherwise the Landlord shall have the rights to take back the premises immediately and the Tenant shall be considered severe violation of the Agreement. If the amount of Security Deposit is not enough for the deduction, the Landlord shall be entitled to recover the compensation and the Tenant shall pay the balance to the Landlord.

4.5                       Security Deposit shall be wire transferred to the Bank Account of the Landlord listed in Clause 2.9.

4.6                       The Security Deposit shall not be deemed or treated as payment of Rent, Service Charge or other Fees by the Tenant, nor be used as a guarantee to any other entity or as a creditor transfer.

5. Fitting out, partition, installation of equipment rebuild

5.1                       The Tenant shall obey the rules established by the Landlord to partition, carry out the fitting out activities, install equipment or rebuild the premises, including but not limited to obtain the approval from the Landlord or the Property Management Enterprises and related Authorities (if applicable) on the fitting out plan and drawings and to place a Fitting Out Deposit.

5.2                       Party B or Party B ensures that its contractor shall place the Fitting Out Deposit before starting fitting out the premises. The standard for calculating the Fitting Out Deposit shall be as below:

X stands for Lease Area(square meter)	Fitting Out Deposit(RMB)
X≦300	3000
300<X≦1000	7000
1000<X≦2000	10000
X>2000	20000

5.3                       Where the fitting out activities are completed and the fitting out has passed the examination of Party A, the Property Management Enterprises and relevant governmental administration such as the fire department (if applicable), the Fitting Out Deposit without interests may be returned to Party B within 30 working days after receiving Party B’s application for refund.

5.4                       If any property loss is brought to Party A or any third party due to Party B’s or its contractor’s violation of the approved fitting out plan or violation of the laws and regulations, Party A is entitled to deduct compensation accordingly from the Fitting Out Deposit; if the amount of compensation exceeds the amount of the Fitting Out Deposit, Party A shall have the right to pursue recovery.

5.5                       The Tenant shall not do any rebuild, partition or fitting out activities that may cause damage to the original construction of the building, especially the structure, loading, exterior appearance and public space.

5.6                       In consideration of different commencing period of all the tenants in the building, to ensure the working environment of the in-operation tenants, the fitting out hour is specified by the Landlord or its appointed property management company. Any special requirement, the Tenant and its contractor shall apply case by case. The Tenant shall carry out the fitting out activities pursuant to this Agreement and related regulations of property management and shall not place any construction materials or tools on the public space or anywhere outside the premises unless otherwise agreed by the Landlord.

5.7                       At any time when Party A or Property Management Enterprise finds that Party B’s fitting out plan, drawings or conducts have violated the above mentioned approval or rules, Party A and Property Management Enterprise will be entitled to demand suspension and correction of Party B’s fitting-out activities.

6. Maintenance and Repair

6.1                       During the Lease Term, the Landlord shall conduct maintenance of the building and its attached facilities regularly and keep the appearance and inner public space clean and tidy.

6.2                       Landlord’s responsibility of maintenance is limited to the original structure of the premises, the power connection which hasn’t be amended by the Tenant and public space. Landlord shall repair the parts within its responsibility while any damage to the premises or its attached facilities occurred or within 24 hours of the Tenant’s notice.

6.3                       The Tenant shall make reasonable use and take care of the premises and its facilities, and keep it and its inner part rentable and in good condition. When there is any destruction or accident, or any damage or defect in facilities such as water system, wire, installation and other facilities, the Tenant should inform the Landlord or property management company in both oral and written form.

6.4                       In case of any deliberate, accidental or improper damage or malfunction on the building or its facilities by the Tenant or its employees or visitors, or any damage to the landlord or a third party, the Tenant should be responsible for immediate fixation and proper compensation which includes but is not limited to fixation, maintenance and all expenses and fees caused by compensation for other parties. If the Tenant fail to do the fixation within three days since the Landlord’s information, the Landlord has the right to do it for him and send the maintenance expenses to the Tenant together with 20% of managerial fee.

6.5                       If Landlord installs air-con or any other important equipment or machinery in the premises, the Tenant shall carry out reasonable maintenance and shall not place any covers, seal or fitting out which may cause difficulty to repair the Landlord’s installation.

6.6                       Unless defined in this Agreement, the Tenant shall obtain the written consent from the Landlord and obtain relative Authorities’ approval if required to move in any additional instruments and equipment. The Tenant is responsible for the maintenance and repair of the instruments and equipment.

7. Property Management and related issues

7.1                      The building is managed by the Landlord and the Landlord also has the right to appoint certified property management enterprises to execute the property management work.

7.2                      The Tenant shall strictly obey the rules and regulation made by the Landlord or its appointed property management enterprises in order to manage the properties. These rules and regulations shall be considered as an indivisible part of this Agreement.

7.3                      Landlord or its appointed property management enterprises reserve the right to make, modify, adopt or replace any management rules and regulations necessary to manage and maintain the building to be an top-ranking R&D and office building. However, a written notice shall be sent to the Tenant thirty (30) days in advance.

8. Entry to the Premises and Inspection of Work

8.1                       The Tenant agrees that Landlord or its appointed property management enterprises enter the premises for maintenance, cleaning service, theft preventing, disaster preventing, rescue, other management needs or repair for the premises next door. Usually, Landlord shall notify the Tenant of the entry twenty-four (24) hours in advance.

8.2                       In case of any emergency, Landlord or its appointed property management enterprises shall enter the premises with accompany of Tenant’s representative during the office hour. Landlord or its appointed property management enterprises have the right to enter the premises without advanced notice while it happens in non-office hour and Tenant is unable to contact.

8.3                       If such situation mentioned in Clause 8.2 occurs, the Tenant shall support and corporate with Landlord or its appointed property management enterprises. Landlord or its appointed property management enterprises shall reduce the influence to the Tenant to the best of their abilities.

9. Relationship with Neighbor

9.1                       The Tenant shall not do or let others do any activities that may cause interference to neighbors or the Landlord.

9.2                       The Landlord only bears the responsibility of coordination where the dispute arises between the Tenant and its neighbors. If the dispute cannot be resolved by such coordination, the Tenant may negotiate with the neighbors or go to the court directly. Under any circumstance, the Tenant shall not list the Landlord as the defendant or third person.

9.3                       If there is any dispute arising between the Tenant and neighbors caused by the Tenant and the neighbors take legal action against the Tenant and list the Landlord as the third person, the Landlord shall have the rights of recourse the fees including but not limit to attorney fees, lawsuit cost and etc. The Landlord shall be entitled to deduct such fees from the Security Deposit.

10. Insurance

10.1                The Tenant shall not do or let others do anything that may cause the partial or total invalidation of the insurance of the premises or the building or increase the cost of insurance. The Tenant shall be responsible for any renewal or extra cost of insurance or other related fees caused by Tenant’s breach of the Lease, in the event that the Landlord have to re-insurance or increase the total amount of the insurance, and shall pay back to the Landlord all the extra amount in time.

10.2                The Tenant promises to carry on the personnel and property insurance and respective Third Party Insurance (if any) of the employees and properties inside the building (including but not limited to office instruments, computers, vehicles, important documents, etc). The liabilities for any personal loss or property loss of Party B, Party B’ employees or any third party occurred in the building shall be borne by Party B.

10.3                The Tenant shall provide and show the insurance slip or payment sheet of such insurance when the Landlord makes reasonable request.

11. Assignment, Sub-letting and Sale

11.1                The Tenant shall not transfer, sub-let, assign, let the premises or give any other rights to any other third parties (hereinafter referred as “Party C”) without the written consent from the Landlord.

11.2                In the event that the Landlord gives the Tenant the written consent described in Clause 11.1, the Tenant shall make Party C agrees and implement all the clauses and obligation in this Agreement and bear the responsibility while Party C breach any clause in the Agreement or regulation of the building. For the convenience of managing the building, the Tenant shall submit the Agreement between Tenant and Party C to the Landlord for recording.

11.3                The Landlord has the right to sale the premises, the whole building or any part of the building at any time during the Lease. However the Landlord shall insure to carry the obligation as Landlord according to this Agreement.

11.4                The Tenant shall not claim the preemption of the premises under the circumstance that Landlord sales the whole or parts of building, unless the Landlord sales the Premises separately.

12. Yield up of the Premises

12.1                Unless otherwise agreed in writing by both Parties, Tenant shall yield up the premises which is already in their original state as of the hand over date (except for natural losses) or in a state as accepted by Party A in writing to Party A upon termination of this Agreement, the Tenant shall serve written notice to the Landlord in advance for inspection and acceptance of the premises, both Parties shall examine the premises according to the standard herein. Upon Party A’s receiving of all the keys of the premises and signing of the Hand over Form by both parties, the Tenant’s obligation to yield up the premises is considered to be fulfilled.

12.2                The Landlord reserves the right to require the Tenant reinstate, remove or tear down any rebuild, attachments, installations and bear all the cost of such action, through such rebuild or installation is approved by the Landlord. The installation or equipment shall be kept if approved by the Landlord. However the Tenant shall not ask for compensation in such case.

12.3                Under the circumstance that the Tenant fails to fulfill the obligation of yielding up the premises pursuant to Clause 12.1, the Landlord shall be entitled to charge the Tenant at 200% of the daily Rent (the standard of such rent shall be the rent at the time of termination of this Agreement) as occupancy fee from the next day of termination of the Agreement or expiration of the Lease Term to the day both parties sign on the hand over form, and the Landlord shall be entitled to deduct it from the Security Deposit. However, such payment of occupancy fee shall not form the renewal or extension of the Lease Term. The Landlord shall have the right to request the Tenant to move out immediately.

12.4                Under the circumstance that the Tenant fails to fulfill the obligation of yielding up the premises over thirty (30) days (including public holidays) pursuant to Clause 12.1, Anything (including but not limited to office supplies or equipment) left in the premises shall be deemed as disposal and the Landlord is entitled to enter the premises to handle it (if any) without witness of any third party or notarization. The Tenant agrees not to ask for compensation in such case and afford all service cost and cost of reinstating the premises.

12.5                Upon termination of this Agreement or expiration of the Lease Term, the Tenant shall not require the Landlord to purchase or compensate the fitting-out and instrument in the premises at any reason.

13. Breach of the Agreement

13.1                If the Tenant fails to pay the Rent, Service Charge or other Fees including but not limited to water fees, electricity fees in accordance with this Agreement, the Tenant shall pay a penalty of 0.05% of the total amount of due payment each day from the date of due dates to the date that the Tenant clears all the due payment. If such delay of payment exceeds thirty days, it shall be considered the Tenant’s breach of the Agreement and the Landlord shall be entitled to claim the Tenant’s responsibility pursuant to Clause 13.2.

13.2                The following situation will be considered severe violation of the Agreement by

Tenant, the Landlord shall be entitled to terminate the Agreement. The lease termination date shall be the date when the Landlord’s written notice is received by the Tenant:

13.2.1     the full amount of Rent, Service Charge or other Fees hasn’t been paid for over thirty (30) days;

13.2.2     breach of this Agreement (including the Clauses in this Agreement and the regulation established by the Landlord) and fails to remedy after thirty (30) days of written notice issued by the Landlord;

13.2.3     the Tenant faces financial crisis, reckoning, or revoke of Business License;

13.2.4     any Tenant ‘s property in the premises is sealed up or kept in custody;

13.2.5     the Tenant sub-let or let the premises without permission;

13.2.6     the Tenant does not use the premises in accordance with agreed purpose, or conduct illegal activities in the premises; or

13.2.7     the Tenant terminates the Lease early without grounds in law or in this Agreement.

13.2.8     other circumstance in this Agreement defined as severe violation of the Agreement.

13.3                The Tenant hereby explicitly agrees and declares, where the Landlord terminates this Agreement due to Tenant’s above breaches or other breaches according to the law where the Landlord is entitled to terminate this Agreement, the Landlord shall be entitled to forfeit all Security Deposit and take back the premises. In addition to the liability of paying off all due payment, the Tenant shall bear all the following liabilities:

13.3.1 paying liquidated damages which equal to sum total of six months’ rents (the standard of such rent shall be the rent at the time of termination of this Agreement) ;

13.3.2 paying liquidated damages at 0.05% of the total amount of due payment each day;

13.3.3 compensating the rest of the losses if the above liquidated damages cannot make up for all losses.

13.4                Since the Rent, Service Charge and other Fees on water and electricity at the expense of Party B are necessary in managing and running the building, the Landlord holds the right to cut off all these supplies until the Tenant pays them off in the case of delayed payment. And any economic losses due to this shall be borne by the Tenant; and the expenses on restoring these supplies shall be the Tenant’s responsibility.

13.5                Any behavior, negligence, non-performance or violation against this Agreement from the employees, agents, contractors, invitees, customers or visitors from the Tenant shall be regarded as behavior, negligence, non-performance, or violation against this Agreement from the Tenant and the Tenant shall undertake the related responsibilities.

13.6                Relevant regulations on violation in the contract can be executed together with the item above-mentioned simultaneously.

14. Exemption of Liability of the Landlord

14.1                The Tenant hereby explicitly agrees and declares, unless the following condition is directly caused by the Landlord’s intent activities, the Landlord shall not be liable to the Tenant or any other personnel;

14.1.1 Any defect or malfunction from facilities in the building, such as elevator, staircase, fire fight, security or air-conditioning; or failure, malfunction or suspension of provision of services like electricity, running water, gas or telephone etc.

14.1.2 Any overflow, leakage of water, smoke or fire, or infiltration of rain or water into the building.

14.1.3     any propagate of mouse, termite, cockroach or any other vermin, or any personnel or property loss or damage to the Tenant or other personnel caused by blast of the premises or building, theft or robbery;

14.1.3     natural disaster, force majeure or any communicable diseases like SARS;

14.1.4     any damage caused by other tenants in this building.

14.2                The Landlord shall provide security guard, managing personnel, any mechanical or electronic security system (if any) to the property or the premises. However this will not constitute the Landlord’s liability of the secure of the premises, the Tenant, its employees or visitors, and their belonging etc.

15. Confidentiality

15.1                The Parties agrees to keep confidential of the other party’s related documents and files before or during this Agreement.

15.2                The other Party shall return or destroy by melting or burning all the confidential documents and files (including photocopies) while the Agreement terminates (or requested by one Party at any time).

15.3                The Parties promise to never leak out any rental price of this Lease or information during the negotiation.

16. Dispute Resolution

16.1                In the event any dispute arises between the Parties in relation to this Lease, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

16.2                If the dispute has not been resolved through friendly consultations within thirty (30) days, then the dispute shall be settled by proceeding in the local courts of the Premises.

17. Miscellaneous

17.1                Any amendment on the Lease shall have written consent from both Parties.

17.2                Non-Waiver

17.2.1     The case that the Landlord learn of the Tenant’s violation of the contract while accepting his payment doesn’t mean that the Landlord has given up the right to investigate for his responsibility. If the Landlord tends to give up any right in this contract a written signature should be provided. In case of insufficient payment from the Tenant, that is, the Landlord accepts the remaining part from the Tenant the landlord still holds the right to pursue the overdraft and the right to investigate for relevant responsibilities and take measures according to the contract or the laws.

17.2.2  Any forgiveness or exemption from the Landlord about the Tenant’s violating, not obeying or executing his responsibilities doesn’t mean the landlord’s approval or toleration to such behavior, or exemption from the responsibility of violating the contract unless there is a written permission.

17.2.3  Any approval from the Landlord to the Tenant means only an approval on a certain event. It won’t entitle the Tenant with the freedom from any responsibility or execution of any item in the contract. And it doesn’t mean the Landlord will give consent to the Tenant on the same kind of event unless there is a written permission.

17.3                The Tenant shall allow the Landlord or its representative to accompany other interested parties to view the premises with advanced appointment with the Tenant, within the ninety (90) days before lease expiration or termination, unless the Landlord and the Tenant has already agreed to renew this Lease.

17.4                The Tenant shall notify the Landlord in writing within forty-eight (48) hours after receives any kind of notice, services, summons related to the premises by Authorities.

17.5                The Landlord has the right to change the name of the building at anytime, but shall notify the Tenant ninety (90) days in advance. The Landlord shall not bear any other responsible or compensation to the Tenant.

17.6                The Tenant hereby agrees the Landlord or its’ appointed property managing company has the right to use the Company Name and logo only at the promotion of the building. If the Landlord needs any related materials and sample, the Tenant shall be corporate.

17.7                All the display, introduction or promotion carried out by the Landlord or its’ appointed property managing company to other tenants are only offers for reference. If there is any discrepancy against this Agreement, this Agreement shall prevail.

17.8                Notices:

Any notice issued according to this Agreement or relevant documents shall be in writing form and sent via post, express, facsimile transmission or other means, the written notice is deemed to have been received when:

1)     upon five days after sending if sent by post or express;

2)     upon that the fax machine shows successful transmission if sent by fax;

3)     if sent by other means, namely, if the notice is handed over by Party A to Party B directly in the Premises and when it is signed by Party B’s employees, such notice shall be deemed to have been received; if the notice is handed over by Party B to Party A directly in the Premises, such notice shall be deemed to have been received when it is signed by Party A; when Party A or the Property Management Enterprise releases its management rules or notices, which can be posted at an eye-catching position of the building or the entrance of the Premises, such management rules or notices shall be deemed to have been received.

One Party shall notify the other Party with written notice in time when it changes the Business Licence, the following mailing address(including but not limited to addressee, address, telephone number, fax number) during Lease Term, otherwise, the Party who fails to timely notify shall bear all the liability of delivery delay or unable to deliver.

The Mailing address of Party A:

Name of the Company: Suzhou Industrial Park Biotech Development Co., Ltd

Addressee: Junyong Pang

Address: Floor 5, North Block, A1 Building, No.218 Xinghu Street, SIP

Postal code: 215123

Tel: 86-512-62956666

Fax: 86-512-62986633

The Mailing address of Party B:

Name of the Company: BeiGene(Suzhou)Co.,Ltd

Addressee: John Victor Oyler

Address: 9 Building, 218 Sangtian Street, Suzhou Industrial Park

Postal code: 215123

Tel:

Fax:

17.9                Any unsettled matters in this Agreement shall form a Supplementary Agreement while agreed by both Parties. The Supplementary Agreement shall also be an indivisible part of this Agreement. In the event of any discrepancy between this Agreement and the Supplementary Agreement, the Supplementary Agreement shall be considered as supplement to the original Agreement and shall prevail.

17.10        This Agreement shall be effective when duly executed by both parties. This Agreement is made in six copies with Party A holding 3 copies and Party B holding 1 copy, the other 2 backup copies will be kept by Party A for submitting to department of commerce and department of tax administration for registration if necessary. This Agreement is written in Chinese and is translated to English, in the event of any discrepancy between English version and Chinese version, the Chinese version shall prevail.

17.11        If Party B is in preparation of set-up when signing this Lease, this Lease shall also be considered effective with the signature and seal of Party A and signature of authorized representative for and on behalf of Party B. All the obligation and rights shall be borne and carried out by the authorized representative for and on behalf of Party B before the Business License of Party B is issued by Authorities. After the entity set up, whether the former name of the Party B is consistent with the name used in this Lease, this Lease shall have the same effect. Party B shall seal on the Lease within fifteen (15) days after obtain the Business Licence and Company Stamp.

17.12        In Party B’s production and operational activities during the Lease Term, Party B shall comply with all the applicable national laws, regulations, rules and standards concerning environment, health and safety (including security assurance) as well as all related regulations adopted in Jiangsu Province and Suzhou City, and shall bear the social responsibility for enterprise on environment, health and safety. Party B has read Attachment 4: BioBAY Sangtian Island Enterprise’s Safety Liability Statement (hereinafter referred to as Safety Liability Statement)and fully understand and accept the requirements thereof.

Where Party B’s business operation dose not confirm to the national or local standards, or the Safety Liability Statement, leading to an incident or a hidden danger of security and environment, Party B shall suspend its operation immediately and start to rectify till to regain the acceptance of Party A or related governmental administrations. If anyone is dead in the incident or there is any other serious situation which may affect the normal operation environment or may lead to major safety incident, or Party B fails to perform its obligations of declaring environment test, fitting out, standardized administration of labs and other environmental requirements and rectification obligations, Party B shall be considered as having seriously breached this Agreement, Party A is entitled to  terminate this Agreement immediately and Party B shall bear the liabilities for breaches. Meanwhile, if any personal loss or property loss caused to Party A or any third party, compensation for such losses shall be borne by Party B.

(No text below)

Party A:	Party B:
Suzhou Industrial Park Biotech	BeiGene(Suzhou)Co.,Ltd
Development Co., Ltd
Junyong PANG	John Victor Oyler

[STAMP]	[STAMP]
Signature and Stamp	Signature and Stamp

Attachment 1. Layout Plan of the Premises

This layout plan is only used to confirm the location of the premises by both parties. Tenant shall not use this plan for any other purpose.

N
LOBBY
Electric Power Substation

First Floor Layout 1:100

Note:
1.Smoke hanging wall of the position: when secondary decorate with ceiling, smoke hanging wall using wired glass,and should be below the ceiling 500,without ceiling with structure beam as the smoke hanging wall.
2.Concrete aproll approach
a.20 thickness 1:2cement sand plaster
b.1:1 cement and sand on 60 thickness C20 concrete, Make campact and smoothing
c.120 thickness broken stone hardcore, Grade M5 mortar cementation of fissures
d. packed soil and 4% to the outside slope
3. Packaged by calcium silicate board with microporous after rain pipe installed

Suzhou Industrial Park Biotech Development Co., Ltd

First Floor Layout

Workshop

Second Floor Layout 1:100

中铁工程设计院有限公司

中国中铁

Suzhou Industrial Park Biotech Development Co., Ltd

Second Floor Layout

Workshop
11.400
Third Floor Layout 1:100
Stair A
Stair B
Suzhou Industrial Park
Biotech Development Co., Ltd
Third Floor Layout
2013.08

Workshop
15.600
Fourth Floor Layout 1:100

Suzhou Industrial Park
Biotech Development Co., Ltd

Fourth Floor Layout

2013.06

Workshop
22.200
Fifth Floor Layout 1:100

Suzhou Industrial Park Biotech Development Co., Ltd

Fifth Floor Layout

A1 1:100

2013.08

Attachment 2. Particulars of the Lease and Payments of Rent, Service Charge and other Fees

1.1                 As agreed by both parties, the Term of this Lease is a total period of months commencing from18(date)April (month)2016 (year) and ending on 17 (date)July (month)2021 (year).

1.2                 The rent-free period is from 18 (date)April(month)2016(year) to 17 (date) (month)July  2016(year). During the rent-free period, Party B may pay no rent to Party A, but shall pay the Service Charge and other fees(including but not limited to costs arising from use of the Premises, such as water costs, electricity charges)(hereinafter referred to as the Other Fees) according to Clause 1.4, 1.5, and 1.6 of this Attachment. The rent-free period is a special preference given by Party A to Party B, if this Agreement is terminated early due to Party B’s reason, Party B shall pay the rent for such rent-free period on the standard stipulated in Clause 1.3 of this Attachment, apart from other liabilities for breaching this Agreement.

1.3                 As agreed by both parties, from 18(date)July(month)2016(year) to 17 (date) July (month) 2016(year), the monthly Rent of the Premises shall be 280650 RMB in total calculated at the rate of 30 RMB per square meter. The first payment of Rent at an amount of RMB  (for the Rent Period from 18(date)July(month)2016(year) to31(date)July(month) 2016(year)) shall be payable on the signing date of this Agreement. All other payments of Rent shall be payable monthly on or before the first day of the current month. Rent shall be calculated by the portion of numbers of rental days to exact number of the current month while the payment period is less than one month.

1.4                 As agreed by both parties, the monthly Service Charge of the Premises shall be 65485  RMB in total calculated at the rate of 7 RMB per square meter. The first payment of Service Charge at an amount of RMB(for the Period from 18 (date) April (month) 2016(year)to30(date)April(month)) shall be payable on the signing date of this Agreement. All other payments of Service Charge shall be payable monthly on or before the first day of the current month. Service Charge shall be calculated by the portion of number of rental days to exact number of days in the current month while the payment period is less than one month.

1.5                 Security Deposit of this Lease shall be RMB 841950 in total.

1.6                 Tenant shall pay other fees according to the payment notice each month after receiving it.

1.7                 As agreed and acknowledged by both parties, where there are arrears needs to be paid by Party B but Party B enjoys a sum of rental subsidy which is granted by Suzhou Industrial Park governmental authority when this Agreements is terminated, Party A may offset such arrears by Party B’s rental subsidy directly without giving any other notice to Party B.

Attachment 3. Hand over date and Standard

1.1       The hand over date of the premises mentioned in this lease agreement shall be at 18 (date) April(month)2016 (year). Lease commencement day and the hand over date shall be the same.

1.2       Standard of the premises to hand over and to return:

Type of housing	There are 5 floors above the ground and a garage and equipment room of the first floor underground.

Usage	The workshop of Class C

Overall floorage	9354.68 m2, in which the basement covers 1934.61 m2,

Covered area for each floor Floor 1 Floor 2 Floor 3 Floor 4 Floor 5 Others (mechanical penthouse etc.)	11781.88 m2 of drawing area 1798.50 m2 1895.05 m2 1895.05 m2 1895.05 m2 89.15 m2

Structure type	Reinforced concrete structure

Floor height of the floors
Floor 1 to Floor 5	6.0 meters for the Floor 1, 5.4 meters for Floor 2 to Floor 5

Floor/roof load capacity Floor 1	About 1200kg per square meter
Floor 2 to Floor 5 Roof	About 800kg per square meter About 200kg per square meter

The distance between two columns	8.4 meters

External wall	ALC building blocks, it is painted with elastic coating

External doors and windows	Aluminum alloy doors and windows, hollow glass

Roof	Reinforced concrete roof (waterproof and heat preservation roof)

Interior decoration	Hallway and staircase shall be decorated preliminarily, half of the large space of other workshop is completed

Sanitary equipment	Total (each floor)
Men’s room Ladies’ room	One One

Preparation of elevator
Freight elevator Passenger elevator	One set (load capacity 2000kg/set) Two sets (load capacity 1000kg/set)

Parking place underground Parking place on the ground	About 32 About 16 (total of Floor 9#, 10#)

Utility Power supply Fire protection system Air conditioning equipment Water supply Drainage

Capacity of power use for each building is calculated by 150VA/m2

Hydrant system, spray system, automatic fire alarm system, mechanical ventilation and smoke exhaustion system shall be in place according to fire protection rules.

Base location for reserved pipe shaft and equipment unit of roof

Provide water supply point.

Reserved non-polluted industrial wastewater pipeline of factory, the location of outdoor reserved wastewater treatment pond, specific pipeline shall be carried out according to the process requirement of the client.

Document

Landing Planning Permit, Construction Planning Permit, Construction Permit, Fire Prevention Certification, Record Sheet for Completion Acceptance of Construction Quality and relevant construction drawings

Attachment 4. Safety responsibility agreement

Safety Responsibility Agreement for Eco-industrial Park Entered in Enterprise

To further regulate the production of Eco-industrial Park entered in enterprise, the environmental, health and safety (Environmental, Health and Safety referred to as EHS, the “safety” in this paper includes environmental, health and safety without special instruction), management in the process of research and development, improve the environmental, safety and health awareness of the enterprise, reduce and prevent the possibly generated risk for production research and business operations, promote long-term safety and health development of the enterprise and guarantee constantly stability for overall security situation of the Eco-industrial Park, the relevant EHS requirements are summarized as follows.

1                     Special instruction

1.1           According to relevant laws and regulations, entered enterprise shall take entity responsibility of safety production (includes environmental protection, health and security, the same below).

1.2           Part of requirements of EHS laws and regulations standard listed only in the paper shall not replace the legal liability of collecting, identifying and updating applicable laws and regulations standard of the enterprise. Entered enterprise shall establish and prove the EHS rules and regulations of the enterprise, strictly carry out system of responsibility in safe production to put various regulations into practice according to the requirements of relevant laws and regulations.

1.3           If there is any update for referred laws and regulations standard in this paper, the updated version shall prevail.

2                     Environmental requirement

2.1           Environmental government review and approval process

According to national laws and regulations of Regulations on the Administration of Construction Project Environmental Protection and the newest interpretation of Environment Protection Agency of Suzhou Industrial Park for environmental protection notification, all non-pure office projects shall carry out notification of environment influence of construction project, evaluation and approval work according to the facts. The construction of new, changed and extended projects that needs to make environment notification according to the requirements of regulation can be carried out only after getting the Approval Suggestion on The Environment Protection of Construction Project (hereafter referred as Environmental Approval Suggestion) and getting approval for the implementing of the Project in existing site selection.

Before formally operating after completing, the Project shall apply for environmental protection acceptance in time according to the requirement of Environmental Approval Suggestion; it can operate formally after getting Notice on Qualified Acceptance of Environment Engineering (hereafter referred as Notice on Qualified Acceptance of Environment Protection) and getting approval for the Project putting into operation. In addition, if the monitoring and acceptance work is required to be carried within time limit required by the Notice on Qualified Acceptance of Environment Protection, it shall be submitted for approval and the monitoring and acceptance shall be completed in time.

If there is any change of capacity, using types and amount of raw and auxiliary material, alterations of the process of production and research and development, environment engineering, entered enterprise shall declare to Environmental Protection Agency of the Park actively.

Environmental approval permission documents of the Project, including the original copy of Environmental Approval Suggestion and Notice on Qualified Acceptance of Environment Protection, shall be kept properly for future reference.

2.2           Sewage discharge

The effluent and washing wastewater of vessel of entered project of Eco-industrial Park generated in the process of research and development or production shall be brought into collection facility as the hazardous wastes to be disposed and shall not be discharged into municipal wastewater pipe network. Other waste water shall be discharged into sewage treatment plant of the Park with domestic wastewater to be disposed intensively on the premise that it can be ensured to meet the Class C of discharge standard of Integrated Wastewater Discharge Standard (GB8978-1996) in Table 4.

The laid sewage pipe network is only applicable to the discharge of water reaching the standard when all domestic research and development buildings are being constructed; for waste water that contains hazardous chemical substance of organic solvent, acid and alkali, if it is discharged into existing sewage pipe network, it is likely to make the network corroded and damaged permanently, make the pipeline deformed, damaged and blocked to cause the leakage and even make waste water that is harmful for the health flow into downstairs housing, next unit or penetrated into the upright and floor of building structures

2.3           Exhaust emission

Design and construction of ventilation system of laboratory or factory shall comply with relevant requirements of Code of Building Design of Science Laboratory, including various parameters of ventilation scale, blast capacity and air speed must meet the standard of code standard. All exhaust gas of the Project is strictly prohibited to be discharged without any control, and the emission index shall meet GB16297-1996 Integrated Emission Standard of Air Pollutants; the environment protection equipment of exhaust absorption, filtration shall be installed for emission concentration of design exceeding national standard and shall be maintained on regular basis to ensure that the facility of environment engineering is in good condition; the record and reference data shall be kept in the process of maintenance.

In the laboratory or operation area, ventilation facilities shall be used in accordance with standards, and the window and door shall not directly be opened for ventilation. Experimental area shall be effectively separated from office area. Indoor air quality shall meet requirements of GBZ2.1-2007 Occupational Exposure Limit of Workplace Harmful Factors, and personal protective device shall be provided to staff who contacts harmful factors.

The exhaust emission of entered enterprise shall have no adverse effects on surrounding units. If influential events, such as peculiar smell, occur, the responsible person of enterprise shall actively cooperate with the Manager to check, and hidden EHS dangers discovered shall be rectified within time limit. If impacts of peculiar smell could not be controlled and eliminated immediately, the enterprise shall stop research or production works without preconditions, cooperating with the Manager to completely make communication and interpretation works to surrounding affected units.

If entered enterprise is affected by peculiar smell and there are no effective solutions, the enterprise has right to report to government departments, and to provide relevant true evidences for examination of law enforcement of government department or supervision department, or to coordinate the completion of check works.

2.4           Noise control

The processing installations and equipment used by the Project shall be rationally distributed and treated with effectively sound insulation, vibration reduction and other measures.

On the premise of conforming to Standard III of Noise Emission Standard in industrial enterprise boundary environment (GB12348-2008), the noise emission cannot influence surround enterprises

2.5           Disposal of hazardous wastes

All hazardous wastes generated from experiments or production process (referred to as National Hazardous Wastes Directory) must be disposed in compliance according to requirements of the People’s Republic of China Solid Waste Pollution Environment Protection Law, and cannot pollute surround environment.

The hazardous wastes generated from typical experiments or production process in Eco-industrial Park include: liquid waste from experiments or production technology process, biology medium, former washing water of various vessels or containers, waste raw and auxiliary materials, intermediate products or products, package and vessel (reagent bottle etc) of hazardous chemicals, gloves or consumable items which are contaminated by experiment reagent and used safety protection supplies. What should be particularly reminded and warned is:

•                         All active cells generated in biology experiments must go through inactivation in advance and then be regarded as hazardous wastes and sent to qualified hazardous wastes disposal department for recovery processing;

•                         For poignant consumable items used in experiment such as syringe needle etc. shall be collected in dedicated collection vessels (treat with inactivation in advance if necessary), and sent to approved hazardous wastes disposal department for recovery processing. They cannot be discarded at will as common household garbage.

The collection and temporary storage of hazardous wastes should conform to relevant requirements in Pollution Control Standard of Hazardous Wastes Storage (GB18597-2001). Classify and delimit special collecting zone and take antiseep and leakproof measures. Post up obvious warning sign and retain collected data record for future reference. After signing formal disposition contract with approved hazardous wastes disposition company, transfer according to law.

3                     Fire safety

3.1           Administration examination and approval process

According to the regulation of Fire Control Law of People’s Republic of China, the Project must be provided with the fire protection design and check and acceptance on records and get the relevant put-on-records documents.

3.2           Establish complete unit fire fighting system

Person chiefly in charge of enterprise is the person in charge of fire safety in the company and enterprise shall make safe operation process and stipulation to perform the fire safety education for the staff. Fire prevention needs to carry out the policy of putting prevention first and combining prevention and fire-fighting” and implement the safety responsibility system.

3.3           Elimination and check of fire potential safety hazards

Enterprises must configure the fire-fighting devices and equipment and set up fire-fighting safety mark as per national standard and industry standard, assign the person to take charge of the fire safety management in internal company and carry out the elimination and check of potential safety hazards at regular intervals to ensure that the relevant devices, equipment and indication signs are in effective condition and that there is no blocking fire fighting access, sheltering from the fire-fighting equipment and other illegal behaviors.

3.4           Emergency evacuation exercise

Enterprise shall make targeted contingency plans which can contain the fire disasters, hazardous chemical substance, safety use of electricity, accidental injury, larceny and other emergency situations as per its actual situations and carry out the corresponding emergency exercises at regular intervals to constantly complete the plans while making the staff keep the corresponding process in mind during the regular exercises.

As Eco-industrial Park will hold the national fire-fighting evacuation exercises and fire safety knowledge trainings at regular intervals every year, enterprises shall arrange the full-time staff to actively organize and take part in the exercises and trainings after receiving the notice, and keep the records of enterprise participation.

4                     Chemicals safety

4.1           Purchasing of the hazardous chemicals

Purchasing of the hazardous chemical must select the suppliers that have legal qualification. For managed and controlled chemicals, such as precursor chemicals, highly toxic chemicals and radioactive chemicals, etc. shall get the purchasing certification in advance as per the requirement and purchase only after completing the permission procedures.

When purchasing the chemicals, special attention shall be paid in asking for the MSDS (Material Safety Data Sheet) of the material from the supplier and put it at the places that are easy for taking and reading in the using and storage area. Testers shall have the training of physicochemical characteristics, damage type, prevention methods and emergency measure, etc. of different hazardous chemicals during the daily safety educations.

4.2           Use of the hazardous chemicals

Use of the hazardous chemicals shall confirm to the laws, regulations of administrative laws and regulations and requirements of national standards and industry standards and in accordance with variety, hazardous characteristic usage amount and ways of used hazardous chemical, establish and complete the safety management rules and regulations and safe operation rules for using hazardous chemicals and ensure the safe use of hazardous chemicals.

For the use of low-flash inflammable and volatile organic solvents, it shall be carried out in the fuming cupboard or ventilate chamber and special attention shall be paid to anti-explosion in electric equipment while using blowers and other open-fire equipment in flammable liquid area shall be forbidden.

Testers who operate the hazardous chemicals shall be provided with safety technique training, get Certification of Employees for Hazardous Chemicals and be rechecked at regular intervals. Safety management personnel and person chiefly in charge of the enterprises shall have safety management training, get safety certification and be rechecked at regular intervals.

4.3           Storage of the hazardous chemicals

Storage area of the hazardous chemicals shall confirm to the requirements of fire and explosion protection and has the approved ventilating system. Placing of the hazardous chemicals in storage area shall meet the requirements of General Rule for Storage of Commonly Used Hazardous Chemicals and incompatible materials shall be strictly stored and placed in isolation. For the middle and low flash flammable liquid, special attention shall be paid to temperature control for the storage environment.

Management for in and out of warehouse shall be well made in storage of hazardous chemicals and permission for chemicals which have different damage degree and management and controlling requirements to contact with people shall have strictly restrictions and all hazardous chemicals in and out of warehouse shall be registered.

Hazardous chemicals shall be stored in minimized and chemical amount stored in the site of laboratory shall not exceed the requirement of “amount for one day and one night” specified by the safety inspection department.

4.4           Technology safety

For high-risk involved in the laboratory, such as hydrogenation, sulphonation and fracture splitting, etc, automatic control safety measures shall be added and installed on the basis of assessing its risk to reduce the operation of field staff as much as possible, and implement safety responsibility and examination and approval system and put records on safety inspection department in the Park if necessary.

4.5           Management of high-risk materials

If Party B must use the materials, equipment or areas which may cause the safety potential hazards, such as the explosion, fire disaster, corrosion and burning, poisoning, infection, irradiation, cold injury, suffocation, vibration or noise, mechanical injury, jack-up damage, falling accident from high place, electric shock and drowning etc. during the Project operation, it shall provide the corresponding safety protection measures, make the corresponding safety management system and emergency reaction process and train and educate its staff while keeping the training records and examine records. If necessary, Party B shall report to the competent department of government and forbid the illegal use of high-risk materials, high-risk equipment or carry out the project activities in high-risk areas.

5                     Bio-safety

5.1           Security system and code requirement

Biology laboratory shall develop strict laboratory safety management system and test operation specification while its management regulation shall confirm to the regulations of Regulations on Biology Safety Management of Pathogenic Microorganism Laboratory, Common Criteria on Biology Safety of Microorganism and Biomedicine Laboratory, Safety Requirement of Medical Laboratory and relevant laws and standards.

5.2           Safety design and hardware requirement

Design of biology laboratory shall confirm to Technical Specification on Biology Safety Laboratory Building, Common Requirement on Laboratory Biology Safety and other specification, consider sufficiently the route transmission and damage degree of pathogen and pay special attention to the conditions whether the water supply and drainage, air impermeability, high efficiency particulate air filter and other equipment in the laboratory reach the standard.

5.3           About sterilization and disinfection

Laboratory shall make security risk assessment for the samples, experimental apparatus and experimental areas which possess the pathogenicity and infectivity or potential pathogenicity and infectivity, carry out strict sterilization and disinfection operation specification, train, test and ensure that all personnel who may be contacted master the corresponding requirements of flow.

6                     Occupational health

Entered project shall identify and evaluate the occupational hazardous factors on site as per Law on Occupational Disease Prevention and Treatment in the People’s Republic of China, Labor Protection Rule on Workplace Using Poison, Classified Catalogue on Occupational Hazardous Factors and other laws and requirements and strengthen the occupational health monitoring for the staff according to national relevant regulations.

7                     Radiation safety

If the entered enterprise needs to use radioactive materials in experimental activities, it must confirm to Control Law on Radioactive Contamination in the People’s Republic of China, Protection Rule on Radioactive Isotope and Radiation of Ray Device and relevant government regulations and formally put into use only after getting the radiation security permission; If radioactive wastes are produced, their disposal shall confirm to Management Method on City Radioactive Wastes and relevant government regulations.

For use of radioactive materials and equipment, the operator shall have the corresponding safety training and take physical examination for occupational health at regular intervals.

8                     Safe use of electricity

Entered enterprise shall select the standard eligible electric appliances, electric wires and support devices of relevant circuit and forbid tearing, pulling and connecting the electric wires in disorder while total power consumption of the Project shall not exceed rated load of the company.

Circuits in the areas where the flammable and combustible raw and auxiliary materials are used shall adopt the anti-explosion design and non anti-explosion wiring boards, electric blowers and other electric equipment are forbidden to be used in the area where the flammable and combustible raw and auxiliary materials are used.

9                     Safe use of water

Entered project shall keep away from the electric equipment circuits and electric equipment during planning the indoor water pipelines to avoid the electricity utilization accidents caused by the possible water leakage. The automatic equipment and facilitates for water supply and drainage (if any) shall be provided with the redundant safety protection switches to avoid large-scale water leakage accidents caused by the possible faults.

Entered enterprise shall check the indoor water pipe network at regular intervals to avoid the water leakage caused by the pipeline aging, cracks produced by external force striking and other reasons. Enterprises in which leakage accident occurs shall take the responsibility for the loss of building structure, equipment fault or loss of neighborhood units caused by the water leakage accident.

10 Handling of emergency, accident, and other abnormal conditions

10.1 Contingency plans

Contingency plans management: according to the actual risk assessment of the Project to develop the corresponding contingency plans, entered enterprises should be equipped with the appropriate emergency supplies, and regularly carry out emergency drills, training staff proficiency; Party B is obligated to participate in lecture organized by Party A, which is safe, healthy and environmentally friendly, including a certain range of emergency plan exercise. If there is a safety accident or a major emergency, according to the Production Safety Accident Reporting and Investigation and Handling Regulations and other relevant laws and regulations, Party B shall report to the local government function department in time.

10.2           Odor

After Customer Service Center of Eco-industrial Park receiving odor feedback information, staff will conduct investigation on odor effects and possible source regions. Enterprises should actively cooperate with the relevant investigation and issue certified environmental approval documents, environmental protection facilities maintenance, the “three wastes” management record, and list of raw and auxiliary materials use. In the course of the investigation, if environmental hazards or illegal operations are found, enterprises should immediately rectify. When necessary, the relevant experiment shall be stopped until the completion of the rectification.

If odor impact on the normal work of the surrounding enterprises, enterprises should actively cooperate with the property management staff to do the job of interpretation and communication of customer service well. When necessary, enterprises should invite the third party who is qualified testing agencies to test ambient air quality and issue a formal test report. Enterprises that cause odor shall bear the cost of testing.

10.3           Vibration and noise

After Eco-industrial Park Service Center receiving the noise and vibration effect feedback information, staff will carry out investigation on vibration and noise effects and possible source regions. Enterprises should actively cooperate with the relevant investigation and present approved environmental approval document, providing lists of all items in the Project and reduction design of vibration isolation and noise. In the process of the investigation, if vibration and noise hazards or equipment defects are found, enterprises should immediately rectify them. When necessary, the relevant experiment shall be stopped until the completion of the rectification.

If vibration and noise have impact on the normal work of the surrounding enterprises, enterprises should actively cooperate with the property management staff to carry out interpretation and communication of customer service well.

When necessary, enterprises shall invite the third party who is an approved testing agency to test vibration and noise and issue a formal test report. Enterprises that cause vibration and noise shall bear the cost of testing.

10.4           Abnormal sewage discharge

After Eco-industrial Park Service Center receiving feedback information of sewage or odor impact investigation and conventional sewage monitoring sampling finding abnormal sewage discharge, staff will carry out investigation on source area of abnormal sewage discharge. Enterprises should actively cooperate with the relevant investigation and issue certified environmental approval document, providing qualified hazardous waste and hazardous waste transfer record. In the process of the investigation, if enterprises are suspected of illegal discharge of sewage, enterprises should immediately rectify it. When necessary, the relevant experiment shall be stopped until the completion of the rectification.

During period of enterprises rectification, the Manager of Eco-industrial Park has the right to sample the sewage discharge of the enterprises. Frequency of sampling shall not be higher than two times a day. If collected sewage samples are detected beyond the provided standard. Enterprises shall bear the inspection fee (examination fee of sample not exceeding the standard shall be covered by the Manager of Eco-industrial Park). The Manager of Eco-industrial Park has the right to disclose the detection results to the surrounding customers.

If enterprises illegally discharge waste water that is beyond the provided standard for a long time, which causes corrosion of the pipe network and results in leakage, personnel injury, equipment loss, environmental pollution and so on, enterprises shall bear all the losses. According to requirement of the Manager of Eco-industrial Park, enterprises must rebuild the sewage pipe network (independent pipe network and sewage wells). Enterprises shall bear the rebuilding fees.

10.5           Illegal discard of hazardous waste

During daily patrol, if hazardous waste that is discarded illegally is found, the Manager of Eco-industrial Park shall carry out investigation on possible source areas of hazardous waste. Enterprises should actively cooperate with the relevant investigation and issue certified environmental approval documents, lists of existing raw and auxiliary materials use and transferring record of hazardous waste collection.

Through the investigation, if enterprises which discard hazardous waste illegally are confirmed, the Manager of Eco-industrial Park has the right to punish enterprises and make it disclosed through propaganda platform of Eco-industrial Park, making records in environmental protection agency of the Park. If the hazardous waste which is illegally discarded results in environmental pollution, personnel injury or other public hazard, liability and loss caused hereby shall be assumed by the enterprises.

Through the investigation, if there is no sufficient evidence to confirm enterprises that discard the hazardous waste illegally, in possible source region of hazardous waste, if effective approval of environmental protection and hazardous waste agreement can not be provided, enterprises transferring linked list shall be responsible for the legal disposal of illegally discarded hazardous waste. For hazardous waste that can not be successfully disposed, the Manager of Eco-industrial Park shall inform the public security, environmental protection and other departments.

10.6           Laboratory accident

In the daily operation of the process, if entered enterprises encounter fire, explosion, leakage, against objects, falling, drowning, electric shock, poisoning and suffocation accident (including near misses), they should handle these accidents in accordance with contingency plans and Regulations On Production Safety Accident Reporting And Investigation And Handling and carry out accident report in time. Enterprises should actively cooperate with the competent government departments and the Manager of Eco-industrial Park to carry out accident investigation and accident recovery work.

Accidents that cause personnel injury, equipment and facilities damaged or affect the normal operation of the surrounding enterprises; the Manager of Eco-industrial Park has the right to recover all the loss caused by the accident unit.

Laboratory safety accidents that may cause problems in the building structure occur in the entered enterprises, the Manager of Eco-industrial Park has the right to request the accident enterprises to invite the third party who is an approved testing agency to conduct special inspection. Cost of detection shall be assumed by the enterprises. If the accident enterprises fail to fulfill the duty in time, the Manager of Eco-industrial Park has the right to entrust the third party, approved detection mechanism to make special test and has the right to recover all costs arising from the accident enterprises. The Manager of Eco-industrial Park has the right to make the detection report disclosed to possibly affected surrounding enterprises.

If there are accidents that cause adverse social impact or accident companies do not actively carry out accident investigation and accident recovery, the Manager of Eco-industrial Park has the right to cancel the lease contract and investigate the corresponding responsibilities of the entered enterprises.

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